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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 17, 2002
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                            Merrill Lynch & Co., Inc.
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             (Exact Name of Registrant as Specified in its Charter)

               Delaware            1-7182          13-2740599
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            (State or Other      (Commission    (I.R.S. Employer
            Jurisdiction of     File Number)   Identification No.)
            Incorporation)

4 World Financial Center, New York, New York              10080
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(Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code:   (212) 449-1000
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events

         On October 17, 2002, Standard & Poor's Ratings Services announced that it lowered its long-term counterparty credit rating on Merrill Lynch & Co., Inc. to `A+' from `AA-' and downgraded its short-term rating to `A-1' from `A-1+'. It also removed the company from CreditWatch and expressed a stable outlook.

         Standard & Poor's, which also announced the downgrading of credit ratings for two other securities brokerage companies in their release, stated that its actions were due to the continuing weak operating environment for security brokers, which has resulted in declining revenues and pressured profitability, and that earnings will continue to be pressured for the industry in the foreseeable future. Standard & Poor's also stated that "[l]iquidity is strong at all three firms and is not a rating issue" and that each of the companies "have adequate capital for their ratings."

                                      * * *

         Certain statements contained in this report may constitute forward-looking statements. There are a variety of factors, many of which are beyond Merrill Lynch's control, which could cause actual experience to differ materially from the expectations expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the statement was made.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             MERRILL LYNCH & CO., INC.
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                                                    (Registrant)




                                             By: /s/ Judith A. Witterschein
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                                                 Judith A. Witterschein
                                                 Corporate Secretary

Date:  October 17, 2002


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